                                                                     EXHIBIT 4.1

NUMBER                                                                    SHARES
ITT                                                                 COMMON STOCK
COMMON STOCK                         [ART]
INCORPORATED UNDER THE LAWS                                              CUSIP #
OF NEVADA                                                 SEE LEGENDS ON REVERSE

                             ITT DESTINATIONS, INC.

This certifies that

is the owner of

           FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK,
                         $0.01 PAR VALUE PER SHARE, OF

     ITT Destinations, Inc., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly executed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Restated Articles of Incorporation and the amendments thereto (copies of which are on file with the Transfer Agent). This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the signatures of its duly authorized officers.

Dated

                                     [SEAL]

/s/ RICHARD S. WARD                               /s/ RAND V. ARASKOG

Executive Vice President                          Chairman and Chief Executive Officer

                                          Countersigned and Registered:
                                            The Bank of New York
                                             (NEW YORK, NY)

                                                                  Transfer Agent
                                                                   and Registrar

                                          By                Authorized Signature
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     Any and all shares of the common stock of the Corporation are held subject to the conditions that, if a holder thereof is found to be disqualified or unsuitable by any governmental authority which issues or grants any license, franchise or regulatory approval necessary or appropriate for the lawful operation of gaming and related businesses by the Corporation or any subsidiary thereof, such holder shall dispose of all the common stock of the Corporation held by such holder within the 120 day period commencing on the date upon which the Corporation shall have received notice from such an authority (or such other time period as may be specified by any governmental authority) of such holder's disqualification or unsuitability. On or after such date that such notice is received, it shall be unlawful for such a holder to, among other things, receive payments of dividends upon any shares of common stock of the Corporation held by such holder or exercise, directly or indirectly, any voting or other rights conferred by the shares of common stock. Any and all shares of the common stock of the Corporation are subject to redemption by the Corporation, pursuant to Article Ninth of its Restated Articles of Incorporation, to the extent necessary to prevent the loss or to secure the reinstatement of any such license, franchise or regulatory approval held by the Corporation or any subsidiary. Any redemption price will be determined in accordance with the terms of the Restated Articles of Incorporation. The Corporation shall be entitled to injunctive relief to enforce the foregoing provisions (and the related provisions contained in the Restated Articles of Incorporation) since failure to comply with such provisions will expose the Corporation to irreparable injury for which there is no adequate remedy at law.

     This certificate also evidences and entitles the holder hereof to certain
Rights as set forth in a Rights Agreement dated as of September   ,1997, as it
may be amended from time to time (the "Rights Agreement"), between the Corporation, and The Bank of New York, as Rights Agent (the "Rights Agent"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Rights beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and by any subsequent holder of such Rights are null and void and nontransferable.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM   --  as tenants in common

TEN ENT   --  as tenants by the entireties
JT TEN    --  as joint tenants with right of survivorship and
              not as tenants in common
GIFT MIN ACT   --       ____________________ Custodian ________________
                            (Cust)                           (Minor)
                       Under the________________ Transfers to Minors Act
                   (State)


     Additional abbreviations may also be used though not in the above list.


     For value received, ____________ hereby sell, assign and transfer unto


     Please insert social security or other identifying number of assignee

[ ]
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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)
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common shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

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Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, ____________________

                            NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST
                                    CORRESPOND WITH THE NAME AS WRITTEN UPON THE
                                    FACE OF THE CERTIFICATE IN EVERY PARTICULAR,
                                    WITHOUT ALTERNATION OR ENLARGEMENT OR ANY
                                    CHANGE WHATEVER. THE SIGNATURE OF THE PERSON
                                    EXECUTING THIS POWER MUST BE GUARANTEED BY
                                    AN ELIGIBLE GUARANTOR INSTITUTION SUCH AS A
                                    COMMERCIAL BANK, TRUST COMPANY, SECURITIES
                                    BROKER/DEALER, CREDIT UNION OR A SAVINGS
                                    ASSOCIATION PARTICIPATING IN MEDALLION
                                    PROGRAMS APPROVED BY THE SECURITIES TRANSFER
                                    ASSOCIATION, INC.